Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-270131 and No. 333-219445) of Virginia National Bankshares Corporation of our report dated March 29, 2023, relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-K of Virginia National Bankshares Corporation and Subsidiaries for the year ended December 31, 2022.

/s/ Yount, Hyde & Barbour, P.C.

Richmond, Virginia

March 29, 2023